UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant            ☐

Check the appropriate box:

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT SUPPLEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually on Tuesday, June 21, 2022 at 10:00 a.m. Eastern Time

EXPLANATORY NOTE

On May 2, 2022, Fortress Biotech, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2022 Annual Meeting of Stockholders with the Securities and Exchange Commission (“SEC”). The Proxy Statement was filed in connection with the Company’s 2022 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/fbio2022 on Tuesday, June 21, 2022, at 10:00 a.m. ET (the “Annual Meeting”).

This supplement to the Proxy Statement is being filed to revise our initial disclosure regarding broker non-votes on non-routine matters to clarify that the Proposal Five: Amendment to the Company’s 2013 Stock Incentive Plan to Increase the Number of Shares of Common Stock Authorized Thereunder is not a routine matter and to clarify the voting standard applicable to this proposal.

Other than the revised language below, no other changes have been made to the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing.

EXCEPT AS DESCRIBED IN THIS SUPPLEMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT CONTINUES TO APPLY. TO THE EXTENT THAT INFORMATION IN THIS SUPPLEMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS SUPPLEMENT IS MORE CURRENT. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The answer under the heading “Questions and Answers – How are votes counted?” on page 4 of the Proxy Statement is amended as follows:

Q.How are votes counted?

A.Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting. Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matters up for vote at the Annual Meeting are considered to be “routine”: (i) the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal Three); and (ii) the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock by 30,000,000 shares (Proposal Four). Brokers that hold your shares, therefore, have discretionary authority to vote your shares on these matters unless they receive instructions from you on those matters, and brokers are prohibited from exercising discretionary authority in the election of directors (Proposal One), the non-binding advisory proposal on executive compensation (Proposal Two) and the amendment of the Company’s 2013 Stock Incentive Plan (Proposal Five). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

The answer under the heading “Questions and Answers – How are votes counted?” on page 5 of the Proxy Statement is amended as follows:

Q.          What vote is required to amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder?

A.

The affirmative vote of a majority of the shares of the Company’s Common Stock present virtually in person or by proxy at the Annual Meeting is required to approve the amendment to the Company’s 2013 Stock Incentive Plan, as amended. Abstentions, broker or nominee non votes (if any), and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.

The final paragraph on page 35 of the Proxy Statement stating the Board’s recommendation is amended as follows:

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR APPROVAL.

FORTRESS BIOTECH, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

VOTING MATTERS

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

By Order of the Board of Directors,

/s/ Robyn M. Hunter
Robyn M. Hunter
Corporate Secretary
May 17, 2022
New York, New York